Exhibit 99.1

Novelion Therapeutics Ceases to be a Reporting Issuer in Canada

VANCOUVER, British Columbia, July 8, 2020 – Novelion Therapeutics Inc. (“Novelion” or the “Company”) by Alvarez & Marsal Canada Inc., Novelion’s court appointed liquidator (the “Liquidator”) announces that it has ceased to be a reporting issuer under Canadian securities legislation in each of the provinces of Canada as a result of an order issued by the British Columbia Securities Commission on behalf of itself and other Canadian securities regulatory authorities. The order was issued in response to an application made by Novelion and accordingly, Novelion will no longer be required to file financial statements or other continuous disclosure documents with Canadian securities regulatory authorities.

A copy of the order is available on the website established by the Liquidator at www.alvarezandmarsal.com/novelion.

The Liquidator, on behalf of Novelion, intends to issue news releases or provide other material updates related to the status of the liquidation, including on current reports on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “Commission”), on an as needed basis to keep shareholders apprised of the progress of the liquidation. Novelion does not intend to file any financial statements or any periodic or other reports or filings with the Commission, except for the aforementioned current reports. Shareholders are encouraged to check www.alvarezandmarsal.com/novelion from time to time for updates.

As noted in Novelion’s June 12, 2020 press release, the Liquidator continues to believe that Novelion will be able to complete distributions in the fourth quarter of 2020, subject to the resolution of claims and other ongoing administrative matters including the finalization of tax returns and related matters in Canada and the U.S.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, the Liquidator’s intention to issue news releases or provide other material updates related to the status of the liquidation, the Liquidator’s actions with respect to the liquidation, the amount, timing and nature of any distribution as part of the liquidation and the ultimate outcome of the liquidation process are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the impact of any determinations of the Supreme Court of British Columbia and the actions of the Liquidator undertaken as part of the liquidation, the possibility that there could be claims or actions that result from the claims process conducted as part of the liquidation or otherwise, the possibility that such claims and actions could be costly to defend and could have negative outcomes, the possibility that actual expenses and claims that result from the liquidation will be greater than anticipated, and the potential impact of any volatility in the market price of the ordinary shares of Amryt Pharma plc currently held by the Company, any or all of which could materially reduce the availability of assets available for distribution to shareholders, as well as those risks identified in Novelion’s filings with the Securities and Exchange Commission (the “SEC”) and Canadian securities regulators, including the definitive proxy statement filed on October 3, 2019, which are available on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com. The impact from any such risks and uncertainties could materially reduce or eliminate the availability of assets available for distribution to shareholders.

Novelion cautions investors and others not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Nishant Virmani

Alvarez & Marsal Canada Inc.

nvirmani@alvarezandmarsal.com

www.alvarezandmarsal.com/novelion

2